UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 15, 2009

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On October 15, 2009, Bassett Furniture Industries announced plans to cease operations at its fiberboard manufacturing facility in Bassett, Va. The closure of the facility will occur by the end of the year, affecting approximately 45 employees. In connection with the closure, the Company expects to record a charge of approximately $1.0 million in the fourth quarter primarily associated with the writedown of property and equipment. The cost of one time cash severance benefits will not be material.

Item 2.06	Material Impairments

The information set forth above in Item 2.05 is hereby incorporated into Item 2.06 by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	News release issued by Bassett Furniture Industries, Inc. on October 15, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: October 20, 2009	By:	/S/ J. MICHAEL DANIEL
J. Michael Daniel
	Title:	Corporate Controller and Interim Chief Financial Officer

EXHIBIT INDEX

Description

Exhibit No. 99.1	News release issued by Bassett Furniture Industries, Inc. on October 15, 2009.